CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE. Exhibit 10.1 FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT This First Amendment to Amended and Restated License Agreement (this “First Amendment”) is made and entered into effective as of May 1, 2025 (the “First Amendment Effective Date”) by and between Elanco Tiergesundheit AG, a Swiss corporation having a place of business at Mattenstrasse 24A, 4058 Basel, Switzerland (“Elanco”), and Tarsus Pharmaceuticals, Inc., a Delaware corporation having its principal offices at 15440 Laguna Canyon Rd., Suite 160, Irvine, CA 92618 (“Tarsus”). Each of Elanco and Tarsus may be referred to herein as a “Party and collectively as the “Parties”. Capitalized terms used but not defined in this First Amendment shall have meanings ascribed to such terms in the Agreement (as defined below). RECITALS WHEREAS, Elanco and Tarsus entered into that certain Amended and Restated License Agreement effective as of June 3, 2022 relating to the treatment, palliation, prevention, or cure of any disease or condition in eye care or dermatology in humans (the “Agreement”); and WHEREAS, the Parties desire to amend certain provisions of the Agreement related to the royalty reports provided by Tarsus thereunder. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1) Amendments to Agreement. The Parties hereby amend the Agreement as follows: a) Section 6.5(c) of the Agreement is hereby deleted in its entirety and is replaced with the following: “(c) Timing of Payments; Reports. Commencing with the calendar quarter during which the First Commercial Sale of the first Licensed Product is made anywhere in the Territory, and for each calendar quarter thereafter during the Royalty Term during which royalties are due hereunder, Tarsus shall provide Elanco with a report that contains the following information for the applicable calendar quarter, on a Licensed Product-by- Licensed Product and country-by-country basis with the information for each Licensed Product and each country for such Licensed Product listed on a separate page of such report: (i) the amount of gross sales of the Licensed Products, (ii) an itemized calculation of Net Sales showing deductions provided for in the definition of “Net Sales”, (iii) a calculation of the royalty payment due on such sales, (iv) the exchange rate for such country, and (v) aggregate Net Sales of all Licensed Products in the Field in the Territory for such calendar quarter and for the calendar year to date. By way of example, with respect to a single Licensed Product, the information set forth in clauses (i)-(iv) for the United States would be listed on its own page, such information with respect to the United Kingdom would be listed on a separate page, etc., such that each page of the royalty report would only contain information relating to one Licensed Product and one country. Tarsus shall provide such report and make corresponding payment to Elanco within forty five (45) days after the end of each calendar quarter.”

b) Section 6.5(f) of the Agreement is hereby deleted in its entirety and is replaced with the following: “(f) Royalty Reduction. If at any time during the Royalty Term for a given Licensed Product in a given country, there is no Valid Claim Covering such Licensed Product in such country, then the royalty rate payable by Tarsus pursuant to Section 6.5(a) shall be reduced to [***] percent of the rates set forth in Section 6.5(a) for such Licensed Product in such country.” 2) Miscellaneous. Except as expressly modified by this First Amendment, the Agreement remains in full force and effect in accordance with its terms. This First Amendment may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement. Electronic signatures will have the same weight and effect as originals. Signatures (whether wet ink or electronic) provided in Adobe™ Portable Document Format (PDF) sent by electronic mail, including signature pages in DocuSign, shall be deemed to be original signatures. [Signature page follows]

[Signature page to First Amendment to Amended and Restated License Agreement] IN WITNESS WHEREOF, each Party has caused this First Amendment to be duly executed by its authorized representative on the First Amendment Effective Date. ELANCO TIERGESUNDHEIT AG TARSUS PHARMACEUTICALS, INC. /s/ Stefan A. Gebauer By: Name: Stefan A. Gebauer By: Name: Jeffrey Farrow Title: Member of the Board Title: CFO and Chief Strategy Officer

IN WITNESS WHEREOF, each Party has caused this First Amendment to be duly executed by its authorized representative on the First Amendment Effective Date. ELANCO TIERGESUNDHEIT AG TARSUS PHARMACEUTICALS, INC. By: Name: Stefan A. Gebauer /s/ Jeffrey Farrow By: Name: Jeffrey Farrow Title: Member of the Board Title: CFO and Chief Strategy Officer